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                                                                      EXHIBIT 11

Consent of Independent Accountants

We hereby consent to the incorporation by reference in the Prospectus and Statement of Additional Information constituting parts of this Post-Effective Amendment No. 39 to the registration statement on Form N-1A (the "Registration Statement") of our report dated August 27, 1997, relating to the financial statements of NYLIFE Inc. and subsidiaries, which is included in the Statement of Additional Information. We also consent to the incorporation by reference in such Statement of Additional Information of our reports dated February 19, 1997, relating to the December 31, 1996 financial statements and financial highlights of the MainStay Funds, which financial statements are also incorporated by reference in such Statement of Additional Information, and to the incorporation by reference of our reports into the Prospectus which constitutes part of this Registration Statement. We also consent to the references to us under the heading "Financial Highlights" in the Prospectus and under the heading "Other Information - Independent Accountants" in such Statement of Additional Information.

/s/ Price Waterhouse LLP
PRICE WATERHOUSE LLP
1177 Avenue of the Americas
New York, New York
August 27, 1997